Exhibit 99.(2)

The Japan Equity Fund, Inc.

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

The Board of Directors of The Japan Equity Fund, Inc. (the “Fund”) has established a committee of certain independent directors (the “Audit Committee”) and has adopted and approved this amended and restated charter (the “Charter”) for the Audit Committee of the Fund.

I.                                        Objectives of the Audit Committee

The objectives of the Audit Committee are:

(a)                                 to oversee the Fund’s accounting and financial reporting policies and practices, its internal controls and, as appropriate, the internal controls of certain service providers;

(b)                                 to oversee the quality and objectivity of the Fund’s financial statements and the independent audit thereof, and the performance of the Fund’s independent auditors;

(c)                                  to oversee the Fund’s compliance with legal and regulatory requirements and the independent auditor’s qualifications and independence;

(d)                                 to prepare an audit committee report as required by Securities and Exchange Commission (the “SEC”) Rules to be included in the Fund’s annual proxy statement; and

(e)                                  to act as a liaison between the Fund’s independent auditor and the full Board of Directors.

The function of the Audit Committee is oversight; it is management’s responsibility to maintain appropriate systems for accounting and internal control, and the independent auditor’s responsibility to plan and carry out a proper audit.

II.                                   Composition of the Audit Committee

The Audit Committee shall be composed of at least three directors:

(a)                                 each of whom shall not be an “interested person” of the Fund, as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended, or an “affiliated person” of the Fund, as described in Section 10A(m) of the Securities Exchange Act of 1934, as amended (the “1934 Act”);

(b)                                 each of whom shall not accept any consulting, advisory, or other compensatory fee from the Fund (other than fees for serving on the Board of Directors or any committee thereof) or have any other relationship to the Fund that may interfere with the exercise of such person’s independence from the Fund and Fund management;

(c)                                  each of whom shall otherwise satisfy the applicable independence requirements for any stock exchange or market quotation system on which Fund shares are listed or quoted;

(d)                                 each of whom shall be financially literate, as such qualification is interpreted by the Board of Directors in its business judgment, or shall become financially literate within a reasonable period of time after his or her appointment to the Audit Committee;

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(e)                                  at least one of whom shall have accounting or related financial management expertise as the Board of Directors interprets such qualification in its business judgment; and

(f)                                   No member of the Audit Committee may serve on the audit committees of more than three public companies, unless the Board of Directors determines that such simultaneous service would not impair the ability of such member effectively to serve on the Audit Committee. For the purposes of this determination, service on multiple audit committees within the same fund complex shall be counted as service on a single audit committee. The Fund shall disclose in its annual proxy statement any such determination.

The Audit Committee shall determine whether at least one member of the Audit Committee is a “financial expert” as defined in rules promulgated by the SEC under the Sarbanes-Oxley Act of 2002 and shall consider whether any member thereof serves on the audit committee of any other public companies.

III.                              Auditor Independence

An independent public accounting firm may serve as the Fund’s independent auditor only if it complies with all of the following independence requirements, subject to such exceptions, not prohibited by law, as the Audit Committee may allow.

The Fund’s independent auditor shall:  (i) at least annually, submit to the Audit Committee a certification of its independence consistent with Rule 3520 of the Public Company Accounting Oversight Board (“PCAOB”), delineating all relationships between the Fund’s independent auditor and the Fund, and (ii) actively engage in a dialogue with the Audit Committee with respect to any disclosed relationships or services that may affect the objectivity and independence of such independent auditor, including relationships with or services provided to the Fund’s other service providers.  If the Audit Committee deems it appropriate, it may recommend that the Board of Directors take appropriate action in response to the report of the independent auditor to satisfy itself of the independence of the independent auditor.

IV.                               Prohibited Non-Audit Services

Neither the Fund’s independent auditor nor any person associated with the Fund’s independent auditor may provide any of the following non-audit services to the Fund:

(a)                                 bookkeeping or other services relating to the accounting records or financial statements of the Fund;

(b)                                 financial information systems design and implementation;

(c)                                  appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

(d)                                 actuarial services;

(e)                                  internal audit outsourcing services;

(f)                                   management functions or human resources;

(g)                                  broker or dealer, investment adviser, or investment banking services;

(h)                                 legal and expert services unrelated to the audit; and

(i)                                     any other service that the PCAOB determines, by regulation, is impermissible.

V.                                    Registration with PCAOB

The Fund’s independent auditor must be registered with the PCAOB or become registered when the PCAOB is prepared to accept registrations.  Upon submission of an application form by the Fund’s independent auditor to the PCAOB, the Audit Committee may request: (i) a copy of such application form; (ii) any material amendments to such application form; and (iii) the written findings of the PCAOB in connection with that Board’s inspection of the Fund’s independent auditor.

VI.                               Responsibilities and Duties of the Audit Committee

To carry out its objectives, the Audit Committee shall have the following responsibilities:

(a)                                 to directly select, compensate and retain or terminate the Fund’s independent auditor;

(b)                                 to pre-approve all auditing services and non-auditing services, including tax services, to be provided to the Fund by the Fund’s independent auditor; provided, however, that the pre-approval requirement with respect to the provision of non-auditing services to the Fund by the Fund’s independent auditor may be waived by the Audit Committee under the circumstances described in the 1934 Act*;

(c)                                  to meet with the Fund’s independent auditor, including private meetings, as necessary, (i) to review the arrangements for and scope of the annual audit and any special audits; (ii) to discuss those matters required by Statement of Accounting Standards Nos. 61 and 90 and any matters of concern relating to the Fund’s financial statements, including, without limitation, any adjustments to such statements recommended by the Fund’s independent auditor, or other results of said audit(s); (iii) to consider with the Fund’s independent auditor its comments with respect to the quality and accuracy of the Fund’s accounting and financial reporting policies, procedures and internal accounting controls and management responses thereto, including, without limitation, the effect on the Fund of any recommendation of changes in accounting principles or practices by Fund management or the Fund’s independent auditor; and (iv) to review the form of opinion the independent auditor renders to the Board and the Fund’s stockholders;

(d)                                 to review and discuss the Fund’s audited financial statements with the independent auditor;

(e)                                  to review and discuss the Fund’s audited financial statements and semi-annual financial statements with Fund management;

(f)                                   to cause to be prepared and to review and submit any report, including any recommendation of the Audit Committee, required by SEC Rules to be included in the Fund’s annual proxy statement;

*                                         The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant such pre-approvals; provided, however, that the Audit Committee shall not delegate pre-approval of the audit required by the 1934 Act.  The decisions of any member or members of the Audit Committee to whom such authority has been given shall be reported to the full Audit Committee at each of its scheduled meetings.

(g)                                  to review legal and regulatory matters presented by counsel and the Fund’s independent auditor that may have a material impact on the Fund’s financial statements;

(h)                                 to investigate improprieties or suspected improprieties in Fund operations;

(i)                                     to review the Fund’s process for monitoring compliance with investment restrictions, applicable laws and regulations, and with the code of ethics;

(j)                                    to establish procedures for: (i) the receipt, retention, and treatment of complaints received by the Fund regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission of concerns by employees and officers of the Fund regarding questionable accounting or auditing matters;

(k)                                 to receive and consider specific representations from the Fund’s independent auditor with respect to the independence of such auditor, audit partner rotation, and conflicts of interest described in Section 10A(l) of the 1934 Act, and to consider whether the provision of any non-audit services to the Fund by the Fund’s independent auditor as described in Section VI(b) of this Charter is compatible with maintaining the independence of the Fund’s auditor;

(l)                                     to assist the Fund, if necessary, in preparing any written affirmation or written certification required to be filed with any stock exchange on which Fund shares are listed;

(m)                             to discuss with Fund management and the Fund’s independent auditor policies with respect to risk assessment and risk management and the quality and adequacy of the Fund’s internal controls and processes that could materially affect the Fund’s financial statements and financial reporting;

(n)                                 to establish and administer policies and procedures relating to: (i) the hiring of employees or former employees of the Fund’s independent auditor; and (ii) the resolution of any disagreements between Fund management and the Fund’s independent auditor regarding accounting and/or financial reporting policies and procedures;

(o)                                 to receive reports from the Fund’s principal executive officer and the principal financial officer, or persons performing similar functions, regarding: (i) all significant deficiencies in the design or operation of Fund internal controls that could adversely affect the Fund’s ability to record, process, summarize, and report financial data and have identified for the Fund’s independent auditor any material weaknesses in internal controls; (ii) any fraud, whether or not material, that involves Fund management or other employees who have a significant role in the Fund’s internal controls; and (iii) whether or not there were significant changes in the Fund’s internal controls or in other factors that could significantly affect the Fund’s internal controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses;

(p)                                 to obtain and review a report by the independent auditor provided at least annually  describing: (i) the firm’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by government or professional authorities within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditors and the Fund;

(q)                                 to report its activities to the full Board on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate;

(r)                                    to provide an annual performance evaluation of the Audit Committee;

(s)                                   to review this Charter at least annually and recommend any changes to the full Board of Directors; and

(t)                                    to perform such other functions consistent with this Charter, the Fund’s Articles of Incorporation, the Fund’s By-laws, and applicable law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

In fulfilling their responsibilities under this Charter, it is recognized that members of the Audit Committee are not full-time employees of the Fund.  As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures.  Each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations inside and outside the Fund from which the Audit Committee receives information and (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations, absent actual knowledge to the contrary (which actual knowledge shall be promptly reported to the Board of Directors).

Fund management is responsible for maintaining appropriate systems for accounting.  The Fund’s independent auditor is responsible for conducting a proper audit of the Fund’s annual financial statements and is ultimately accountable to the Audit Committee.  The Audit Committee has the ultimate authority and responsibility to select (subject, if applicable, to stockholder approval) and evaluate the Fund’s independent auditor, to determine the compensation of the Fund’s independent auditor and, where appropriate, to replace the Fund’s independent auditor.

VII.                          Meetings of the Audit Committee

The Audit Committee shall meet on a regular basis, generally twice per year, and is empowered to hold special meetings as circumstances require.  The Audit Committee shall regularly meet with the Treasurer or the Assistant Treasurer of the Fund and, as appropriate, with representatives of the investment management company, administrator and other service providers responsible for financial reporting and controls.  Members of the Audit Committee may participate in a meeting of the Audit Committee by means of conference call or similar communications equipment by means of which all persons participating in such meeting can hear each other.

VIII.                     Authority to Engage Advisers; Funding

The Audit Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to retain special counsel and other experts or consultants, as the Audit Committee determines is necessary to carry out its duties. The Fund shall provide for appropriate funding, as determined by the Audit Committee, for payment of: (i) compensation to the Fund’s independent auditor for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Fund; (ii) compensation to any advisers or independent counsel employed by the Audit Committee under this Section VIII; and (iii) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

Adopted:  March 3, 2004

Amended: December 10, 2013